UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 8, 2017

SIGMA LABS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico 87507
(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (505) 438-2576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02Results of Operations and Financial Condition.

On August 14, 2017, Sigma Labs, Inc. (“we,” “us,” “our,” “Sigma,” or the “Company”) issued a press release announcing the Company’s financial results for the quarter ended June 30, 2017 and providing an update on recent business developments.  A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any previous or subsequent filing by the company under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2017, Dennis Duitch was appointed to our Board of Directors. Mr. Duitch was also appointed to serve as Chairman of the Audit Committee and interim Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee.  In conjunction with Mr. Duitch's appointment as a director, the Company issued Mr. Duitch 7,489 shares of common stock of the Company, which shares will vest in four equal (as closely as possible), successive quarterly installments beginning on the first quarterly anniversary of the grant date, provided that Mr. Duitch remains in our continuous service as a director through the applicable quarterly anniversary date.  Mr. Duitch will enter into the Company’s standard indemnification agreement for directors.

Mr. Duitch, age 72, has served as Managing Director of Duitch Consulting Group, a private consulting company, since 2003. Prior to that time, he practiced public accounting, business management, mediation and consultancy nationally, with expertise in strategic and operations management, finance, accounting, strategic planning and business operations for a wide spectrum of companies, including technology, manufacturing and distribution, marketing, real estate, entertainment, and professional practices. He has served in executive officer roles and as a director of public and private companies, not-for-profit organizations, including as Vice-Chairman for Accountants Global Network, and as a top-level advisor for public companies, closely-held businesses, families and high-wealth individuals for over thirty years.

Mr. Duitch began his career with the international CPA firm Grant Thornton in its Chicago, San Francisco and Beverly Hills offices before founding Duitch & Franklin LLP, which evolved to become one of Southern California’s largest independent CPA/Business Management/Consultancy practices, and which was acquired by a public company in 1998.  He subsequently served as President for a consumer products company with direct response marketing, retail, and fulfillment operations, until forming Duitch Consulting Group in 2003 to serve clients in advisory, C-level, and board of director roles.

Mr. Duitch is a Certified Family Business and Estate Advisor, and mediator for matters including partner/shareholder agreements and disputes, business and marital property dissolution, and dysfunctional executive teams and boards of directors. He has lectured extensively in management, financial and accounting areas for the California CPA Foundation, business and professional groups, has instructed at several colleges and universities, and has authored technical articles in management and taxation for regional and national publications.

Mr. Duitch earned a B.B.A degree in Accounting from the University of Iowa and a Master of Business Administration in Finance from Northwestern University.

Our Board of Directors believes that Mr. Duitch is qualified to serve as a member of the board because of his extensive public accounting experience, which will assist the Board and the Audit Committee in addressing the numerous accounting-related issues, regulations and SEC reporting requirements to which we are subject, as well as his expertise in business management, finance and strategic planning.

On August 8, 2017, we entered into an “at will” unwritten employment arrangement with our Chairman of the Board, John Rice, effective as of August 1, 2017, pursuant to which Mr. Rice serves as our interim Chief Executive Officer. Under his employment arrangement, Mr. Rice is entitled to receive a monthly salary of $9,000, and is eligible to receive medical and dental benefits, life insurance, and long-term and short-term disability coverage. Further, Mr. Rice is eligible under his employment arrangement to participate in the Company’s 2013 Equity Incentive Plan, with equity compensation to Mr. Rice to be determined by our Compensation Committee at a later date. Effective as of Mr. Rice's July 24, 2017 appointment as interim Chief Executive Officer, Mr. Rice is no longer entitled to receive compensation for his service as a director of the Company.

Item 5.08Shareholder Proposals

On August 8, 2017, our Board of Directors established October 2, 2017 as the date of the Company's 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). As the date of the 2017 Annual Meeting has been changed by more than 30 calendar days from the date of the April 28, 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

Since we did not have a class of equity securities registered pursuant to Section 12 of the Exchange Act during 2016, the proxy rules under the Exchange Act did not apply to us in connection with the 2016 Annual Meeting and our Bylaws in effect in 2016 provided that, to be timely, written notice of a stockholder’s intent to propose an action or actions for consideration by the stockholders had to be given to the Secretary of the Company not more than five business days after the giving of notice of the date and place of the meeting to the stockholders.  Because the date of the 2017 Annual Meeting has been changed by more than 30 calendar days from the date of the 2016 Annual Meeting, a new deadline has been set for submission of proposals by stockholders of the Company intended to be included in the Company’s 2017 proxy materials. Accordingly, stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting must ensure that such proposal is received by the Company at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, Attn: Corporate Secretary, on or before the close of business on August 17, 2017, which the Company has determined to be a reasonable time before it expects to begin to distribute its proxy materials for the 2017 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting.

Item 8.01Other Events.

Updated Business Strategy

We have grown and evolved from an R&D company with multiple technologies into one focused on In-Process-Quality-Assurance products for the 3D metal manufacturing industry. In 2017, we began a substantial transformation as we (1) launched an initiative to grow through both internal growth and acquisition, (2) uplisted our common stock to NASDAQ, and (3) raised additional capital to fund our business and operations.

As previously reported, Mark J. Cola, who serves as our President, was appointed on July 24, 2017 as our Chief Technology Officer, responsible for building and implementing our technological strategy and guiding key technical advancements towards digitalization in the context of the Industrial Internet of Things (IIoT). Together with our executive team members, Mr. Cola will seek to expand and grow the Company through next-generation products and key customer development in a broad range of industries.

John Rice, who has served as Chairman of the Board of the Company since his appointment in April 2017, replaced Mr. Cola as Chief Executive Officer effective as of July 24, 2017. As Chairman of the Board and interim Chief Executive Officer, Mr. Rice will oversee our implementation of internal and external growth, with an emphasis on internal focus technology, sales, and efficiency, and externally, reaching into the marketplace to expand the Company’s digital technical bandwidth with respect to our In-Process Quality Assurance™ (“IPQA®”) technology and additive manufacturing. Mr. Rice brings substantial operating and investment experience to the tasks, including with respect to operations of startup and emerging companies, corporate finance, and mergers and acquisitions.

As part of our development plans, we are exploring various business opportunities. Consistent with disclosures in our prior filings with the Securities and Exchange Commission, we seek to identify compatible businesses to possibly acquire that will be synergistic with our business, although there is no assurance than any acquisition will be consummated.

On August 8, 2017, we engaged Garofalo & Associates, LLC, a limited liability company owned and controlled by Frank Garofalo, a director of the Company, to provide services to the Company as corporate development consultant and financial advisor. Under the engagement letter agreement, Garofalo & Associates, LLC, is entitled to receive in consideration for its services a monthly retainer of $3,000 in cash during the term of the engagement (the engagement may be terminated by both parties upon 30 days' written notice), and (i) 105,000 shares of common stock of the Company upon the closing of an acquisition by the Company of all or substantially all of the equity or assets (or a controlling interest therein) (the “Closing”) of a specified entity, and (ii) 75,000 shares of common stock of the Company upon the Closing with respect to at least one of two other specified entities. Mr. Garofalo is no longer considered an independent director as a result of the engagement. As of the date of this Current Report on Form 8-K, there are no agreements with respect to the acquisition by the Company of any third party, and there can be no assurance that any agreements will be entered into or, if entered into, that any acquisition or other transaction will be consummated.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release of Sigma Labs, Inc., dated August 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2017	SIGMA LABS, INC.

By:/s/ JOHN RICE
Name:John Rice
Title:Interim Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Sigma Labs, Inc., dated August 14, 2017.